MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the Servicer’s activities during the calendar year 2025 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and
2.
To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2026

Midland Loan Services, a division of
PNC Bank, National Association

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

CCRE Commercial Mortgage Securities LP

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	CFCRE 2016-C3 Mortgage Trust	Series 2016-C3	None
Master Servicer of the NMS Los Angeles Multifamily Portfolio loan under the COMM 2015-CCRE27 PSA.
Depositor	CFCRE 2016-C4 Mortgage Trust	Series 2016-C4	None
Master Servicer of the NMS Los Angeles Multifamily Portfolio loan under the COMM 2015-CCRE27 PSA.
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2011-C1	Master Servicer
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016-C6	None
Master Servicer of the 132 West 27th Street loan under the MSC 2016-UBS11 PSA.
Master Servicer of the Mills Fleet Farm loan under the CGCMT 2016-C3 PSA
Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016-C4 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016-C7	Master and Special Servicer
Master Servicer of the 681 Fifth Avenue loan under the MSC 2016-UBS12 PSA.
Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016-C4 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2017-C8	None
Master Servicer and Special Servicer on the Google Kirkland Campus Phase II loan under the CFCRE 2016-C7 PSA.
Master Servicer on the Yeshiva University Portfolio loan under the MSC 2017-H1 PSA.
Depositor	CF 2019-CF1 Mortgage Trust	Series 2019-CF1	Primary Servicer
Master Servicer on the Stern Multifamily Portfolio loan under the MSC 2019-L2 PSA.
Primary Servicer on the 3 Columbus Circle loan under the Benchmark 2019-B10 PSA
Master Servicer and Special Servicer on the SSTII Self Storage Portfolio II loan under the BBCMS 2019-C3 PSA.
Depositor	CF Trust 2019-MF1	Series 2019-MF1	Master Servicer
Depositor	CF 2019-CF2 Mortgage Trust	Series 2019-CF2	None
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the Beverly Hills BMW loan under the BMARK 2019-B13 PSA, and The Centre loan under the BMARK 2019-B12 PSA.
Master Servicer on the Uline Arena loan and the Liberty MA Portfolio loan both under the CD 2019-CD8 PSA.
Master and Special Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA.
Depositor	CF 2019-CF3 Mortgage Trust	Series 2019-CF3	Master & Special Servicer
Master and Special Servicer on the 225 Bush loan under the BMARK 2019-B14 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Master Servicer on the 180 Water loan under the COMM 2019-GC44 PSA.
Depositor	CF 2020-P1 Mortgage Trust	Series 2020-P1	Master and Special Servicer